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EXHIBIT 11-STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                          Three Months                                     Six Months
                                                             Ended                                           Ended
                                                           October 31,                                     October 31,
                                                    1997                  1996                      1997                   1996
                                               -----------------------------------            -------------------------------------
Primary:
Average shares outstanding                        11,229,838            11,215,679                11,225,086              11,215,679
Net effect of dilutive stock options or
  stock grants-based on the treasury
  stock method using average market
  price                                              225,100                58,533                   191,846                  63,660
                                                 -----------           -----------               -----------             -----------

Totals                                            11,454,938            11,274,212                11,416,932              11,279,339
                                                 ===========           ===========               ===========             ===========

Net income                                       $ 2,018,635           $ 1,334,810               $ 3,807,706             $ 2,612,388
                                                 ===========            ==========               ===========             ===========

Net income per share                             $      0.18           $      0.12               $      0.33             $      0.23
                                                 ===========           ===========               ===========             ===========

Net Income                                       $ 2,018,635           $ 1,334,810               $ 3,807,706             $ 2,612,388

Pro forma tax expense adjustment                          --                64,000                        --                 177,000
                                                 -----------           -----------               -----------             -----------

Pro forma net income                             $ 2,018,635           $ 1,270,810               $ 3,807,706             $ 2,435,388
                                                 -----------           -----------               -----------             -----------

Pro forma net income per share                   $      0.18           $      0.11               $      0.33             $      0.22
                                                 ===========           ===========               ===========             ===========

Fully diluted:
Average shares outstanding                        11,229,838            11,215,679                11,225,086              11,215,679
Net effect of dilutive stock options or
  stock grants-based on the treasury
  stock method using the quarter end
  market price, if higher than
  average market price                               225,100                76,610                   209,836                  76,610
                                                 -----------           -----------               -----------             -----------

Totals                                            11,454,938            11,292,289                11,434,922              11,292,289
                                                 ===========           ===========               ===========             ===========

Net income                                       $ 2,018,635           $ 1,334,810               $ 3,807,706             $ 2,612,388
                                                 ===========           ===========               ===========            ============

Net income per share                             $      0.18           $      0.12               $      0.33             $      0.23
                                                 ===========           ===========               ===========             ===========

Net Income                                       $ 2,018,635           $ 1,334,810               $ 3,807,706             $ 2,612,388

Pro forma tax expense adjustment                          --                64,000                        --                 177,000
                                                 -----------           -----------               -----------             -----------

Pro forma net income                             $ 2,018,635           $ 1,270,810               $ 3,807,706             $ 2,435,388
                                                 -----------           -----------               -----------             -----------

Pro forma net income per share                   $      0.18           $      0.11               $      0.33             $      0.22
                                                 ===========           ===========               ===========             ===========
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